Exhibit 10.3
LONGWEI PETROLEUM INVESTMENT HOLDING LIMITED

CERTIFICATE OF DESIGNATIONS OF PREFERENCES,
RIGHTS AND LIMITATIONS
OF
SERIES A CONVERTIBLE PREFERRED STOCK

        The undersigned, Cai Yongjun does hereby certify that:

1. He is the Chief Executive Officer of Longwei Petroleum Investment Holding Limited, a Colorado Company (the “Company”).

2. The Company is authorized to issue One Hundred Million shares of Preferred Stock, no par value per share (“Preferred Stock”), none of which have been previously issued.

3. The following resolutions were duly adopted by the Board of Directors:

WHEREAS, the Certificate of Incorporation of the Company provides for a class of its authorized stock known as Preferred Stock, comprised of One Hundred Million no par value, issuable from time to time in one or more series;

WHEREAS, the Board of Directors  has the authority, without action by the shareholders, to issue all or any portion of the authorized but unissued Preferred Stock in one or more series and to determine the voting rights, preferences as to dividends and liquidation, conversion rights, and other rights of such series; and

WHEREAS, it is the desire of the Board of Directors, pursuant to its authority as aforesaid, to fix the rights, preferences, restrictions and other matters relating to a series of the preferred stock, which shall consist of up to Fourteen Million (14,000,000) shares of the Preferred Stock, which the Company has the authority to issue, as follows:

NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors does hereby provide for the issuance of a series of Preferred Stock and does hereby fix and determine the rights, preferences, restrictions and other matters relating to such series of Preferred Stock as follows:

TERMS OF PREFERRED STOCK

Section 1. Definitions. Capitalized terms used and not otherwise defined herein that are defined in the Purchase Agreement (as defined below) shall have the meanings given such terms in the Purchase Agreement.  For the purposes hereof, the following terms shall have the following meanings:

“4.9% Limitation” shall have the meaning set forth in the Purchase Agreement.

 “Board of Directors” means the Board of the Directors of the Company

“Certificate” means this Certificate of Designations, Preferences and Rights.

“Closing Date” means the Closing Date, as defined in the Purchase Agreement.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the Company’s common stock, no par value per share, and stock of any other class into which such shares may hereafter have been reclassified or changed.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Conversion Date” shall have the meaning set forth in Section 6(a).

“Conversion Ratio” shall mean the number of shares of Common Stock issuable upon conversion of one share of Series A Preferred Stock.  Each share of Series A Preferred Stock shall be initially convertible into one (1) share of Common Stock, subject to adjustment as provided in this Certificate.

“Conversion Price” shall mean One Dollar Ten Cents ($1.10), subject to adjustment as provided in this Certificate.

“Conversion Shares” means, collectively, the shares of Common Stock into which the shares of Series A Preferred Stock are convertible in accordance with the terms hereof.

“Conversion Shares Registration Statement” means a registration statement that meets the requirements of the Registration Rights Agreement and registers the resale of the Conversion Shares by the Holder, who shall be named as a “selling stockholder” thereunder, all as provided in the Registration Rights Agreement.

“Conversion Value” means an amount determined by multiplying the number of Conversion Shares as to which a value is to be determined by the average of the closing prices of the Common Stock on the principal market or exchange on which the Common Stock is traded or quoted for the five days prior to the date as of which a Conversion Value is being determined.

“Effective Date” means the date that the Conversion Shares Registration Statement is declared effective by the Commission.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fundamental Transaction” shall have the meaning set forth in Section 7(f) hereof.

“Holder” shall have the meaning given such term in Section 2 hereof.

“Investors” shall mean the persons named in Schedule A to the Purchase Agreement.

“Junior Securities” shall mean any equity security of any kind which the Company shall at any time issue or be authorized to issue other than the Series A Preferred Stock.

“Liquidation Price” shall mean One Dollar Ten Cents ($1.10)

 “Original Issue Date” shall mean the date of the first issuance of any shares of the Series A Preferred Stock regardless of the number of transfers of any particular shares of Series A Preferred Stock and regardless of the number of certificates which may be issued to evidence such Series A Preferred Stock.

“Purchase Agreement” means the Securities Purchase Agreement, relating to the issuance of the Company’s Series A Preferred Stock and Warrants for an aggregate purchase price of up to $15,000,000, as amended, modified or supplemented from time to time in accordance with its terms, a copy of which is on file at the principal offices of the Company.

 “Registration Rights Agreement” means the Registration Rights Agreement, dated as of the Closing Date, to which the Company and the original Holders are parties, as amended, modified or supplemented from time to time in accordance with its terms.

 “Series A Preferred Stock” shall have the meaning set forth in Section 2.

 “Trading Day” means a day on which the Common Stock is traded on a Trading Market.

“Trading Market” means whichever of the New York Stock Exchange, the American Stock Exchange, the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market or OTC Bulletin Board on which the Common Stock is listed or quoted for trading on the date in question.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the primary Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg Financial L.P. (based on a Trading Day from 9:30 a.m. EST to 4:02 p.m. Eastern Time) using the VAP function; (b) if the Common Stock is not then listed or quoted on the Trading Market and if prices for the Common Stock are then reported in the “Pink Sheets” published by the National Quotation Bureau Incorporated (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; or (c) in all other cases, the fair market value of a share of Common Stock as determined by a nationally recognized-independent appraiser selected in good faith by persons  holding a majority of the principal amount of Series A Preferred Stock then outstanding.

“Warrants” shall have the meaning set forth in the Purchase Agreement.

Section 2.  Designation and Amount.   This series of Preferred Stock shall be designated as the Company’s Series A Convertible Preferred Stock (the “Series A Preferred Stock”) and the number of shares so designated shall be Fourteen Million (14,000,000) (which shall not be subject to increase without the consent of all of the holders of the then outstanding shares of Series A Preferred Stock (each a “Holder” and collectively, the “Holders”).   In the event of conversion of shares of Series A Preferred Stock into Common Stock, pursuant to Section 6 hereof, or in the event that the Company shall otherwise acquire and cancel any shares of Series A Preferred Stock, the shares of Series A Preferred Stock so converted or otherwise acquired and canceled shall have the status of authorized but unissued shares of preferred stock, without designation as to series until such stock is once more designated as part of a particular series by the Board of Directors.

Section 3.  Dividends.    The holders of the Series A Preferred Stock shall be entitled to receive dividends payable at the rate of 6% of the Liquidation Price payable quarterly.  Dividends shall begin to accrue and accumulate on the Original Issuance Date and each subsequent dividend payment date and shall be computed on the basis of a 360-day year consisting of twelve 30-day months and shall be payable quarterly in arrears on January 1, April 1, July 1, October 1 of each year (each, a "Dividend Date") with the first Dividend Date being January 1, 2010.   If a Dividend Date is not a Business Day, then the dividend shall be due and payable on the Business Day immediately following such Dividend Date.  Dividends shall be payable in cash on each Dividend Date provided that, at the option of the Company, dividends may be paid in shares (“Dividend Shares”) provided, that, (i) at least five (5) days prior to the applicable Dividend Date the Company shall provide written notice (the "Dividend Notice") to each holder indicating that the dividend is to be paid in Dividend Shares (ii) all Dividend Shares must have been registered with the Commission pursuant to an effective Registration Statement.    Dividends paid in Dividend Shares shall be paid in a number of fully paid and non-assessable registered shares (rounded up to the nearest whole share) of Common Stock equal to the (i) the amount of interest payable divided by (ii) a twenty  percent discount to the average VWAP price for the twenty days prior to the Dividend Date.  If any Dividend Shares are to be issued on a Dividend Date, then the Company shall within five (5) Business Days of the applicable Dividend Date, issue and deliver to such holder a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled.   No dividends shall be payable with respect to any shares of Junior Securities while the Series A Preferred Stock is outstanding.

Section 4.  Voting Rights.  (a) The Series A Preferred Stock shall have no voting rights except as required by Colorado law.

(b)  However, so long as any shares of Series A Preferred Stock are outstanding, the Company shall not, without the affirmative approval of the Holders of 75% of the shares of the Series A Preferred Stock then outstanding, (i) alter or change adversely the powers, preferences or rights given to the Series A Preferred Stock or alter or amend this Certificate, (ii) authorize or create any class of stock ranking as to dividends or distribution of assets upon a Liquidation (as defined in Section 5) senior to or otherwise pari passu with the Series A Preferred Stock, or any series of preferred stock possessing greater voting rights or the right to convert at a more favorable price than the Series A Preferred Stock, (iii) amend its certificate of incorporation or other charter documents in breach of any of the provisions hereof, (iv) increase the authorized number of shares of Series A Preferred Stock or the number of authorized shares of Preferred Stock, or (v) enter into any agreement with respect to the foregoing.   Notwithstanding any other provision of the Certificate the provisions of Section 4(b) of this Certificate may not be amended or waived.

Section 5.  Liquidation.   In the event of the liquidation, dissolution or winding up of the Company, voluntary or involuntary (a “Liquidation”), the holders of Series A Preferred Stock shall be entitled to be paid out of the assets of the Company available therefore, an amount in cash equal to One Dollar Ten Cents ($1.10) per share of Series A Preferred Stock plus accrued and unpaid dividends (the “Liquidation Preference”).  No distribution shall be made on any Junior Securities by reason of any Liquidation of the Company unless each Holder of Series A Preferred Stock shall have received all amounts in full to which such Holder shall be entitled under this Section 5.   If the assets of the Company are insufficient to pay in full such amounts, then the entire assets to be distributed to the Holders of Series A Preferred Stock shall be distributed among such Holders  ratably in accordance with the respective amounts that would be otherwise be payable on such shares.  At the election of a Holder, made by written notice delivered to the Company at least two (2) Business Days prior to the effective date of the subject transaction, as to the shares of Series A Preferred Stock held by such Holder, a Fundamental Transaction or Change of Control shall be treated as a Liquidation as to such Holder.

Section 6.  Conversion.

(a)            Conversions at Option of Holder.  At any time and from time to time after the Original Issue Date the Series A Preferred Stock shall be initially convertible (subject to the limitations set forth in Section 6(b)), into such number of shares of Common Stock based on the Conversion Ratio at the option of the Holders.   Holders shall effect conversions by providing the Company with the form of conversion notice attached hereto as Annex A (a “Notice of Conversion”) executed by the Holder, together with the delivery by the Holder to the Company of the stock certificate(s) representing the number of shares of Series A Preferred Stock so converted, with such stock certificates being duly endorsed in full for transfer to the Company or with an applicable stock power duly executed by the Holder in the manner and form as deemed reasonable by the transfer agent of the Common Stock. Each Notice of Conversion shall specify the number of shares of Series A Preferred Stock to be converted, the number of shares of Series A Preferred Stock owned prior to the conversion at issue, the number of shares of Series A Preferred Stock owned subsequent to the conversion at issue, the stock certificate number and the shares of Series A Preferred Stock represented thereby which are accompanying the Notice of Conversion, and the date on which such conversion is to be effected, which date may not be prior to two Trading Days following the date the Holder mails such Notice of Conversion and the applicable stock certificates to the Company by overnight delivery service (the “Conversion Date”).  If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the Trading Day immediately following the date that such Notice of Conversion and applicable stock certificates are received by the Company. The calculations and entries set forth in the Notice of Conversion shall control in the absence of manifest or mathematical error.  Shares of Series A Preferred Stock converted into Common Stock in accordance with the terms hereof shall be canceled and may not be reissued.  If the Conversion Price is adjusted pursuant to Section 7 or as otherwise provided in this Certificate, the Conversion Ratio shall likewise be adjusted and the new Conversion Ratio shall determined by multiplying the Conversion Ratio in effect by a fraction, the numerator of which is the Conversion Price in effect before the adjustment and the denominator of which is the new Conversion Price.  Thereafter, subject to any further adjustments in the Conversion Price, each share of Series A Preferred Stock shall be initially convertible into Common Stock based on the new Conversion Ratio.

(b) Beneficial Ownership Limitation.   The right of the Holder to convert the Series A Preferred Stock shall be subject to the 4.9% Limitation, with the result that Company shall not effect any conversion of the Series A Preferred Stock, and the Holder shall not have the right to convert any portion of the Series A Preferred Stock, to the extent that after giving effect to such conversion, the Holder (together with the Holder’s affiliates), as set forth on the applicable Notice of Conversion, would beneficially own in excess of 4.9% of the number of shares of the Common Stock outstanding immediately after giving effect to such conversion.  For the purposes of this Agreement beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act, and Regulation 13d-3 thereunder.   For purposes of this Section 6(b), in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in the most recent of the following: (A) the Company’s most recent quarterly reports (Form 10-Q), Annual Reports (Form 10-K), or definitive proxy statement or information statement as filed with the Commission under the Exchange Act, (B) a more recent public announcement by the Company, or (C) any other written notice by the Company or the Company’s transfer agent setting forth the number of shares of Common Stock outstanding.  Upon the written or oral request of the Holder, the Company shall within two (2) Trading Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding.  In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including the Series A Preferred Stock, by the Holder or its affiliates since the date as of which such number of outstanding shares of Common Stock was publicly reported by the Company.  The 4.9% Limitation may be waived on 61 days prior written notice.

(c)           Mechanics of Conversion

i. Delivery of Certificate Upon Conversion.  Except as otherwise set forth herein, not later than three Trading Days after each Conversion Date (the “Share Delivery Date”), the Company shall deliver to the Holder (A) a certificate or certificates which, after the Effective Date, shall be free of restrictive legends and trading restrictions (other than those required by the Purchase Agreement) representing the number of shares of Common Stock being acquired upon the conversion of shares of Series A Preferred Stock, and (B) if applicable, a bank check in the amount of accrued and unpaid dividends.  After the Effective Date, the Company shall, at the request of the Holder, deliver any certificate or certificates required to be delivered by the Company under this Section electronically through the Depository Trust Company (or another established clearing Company performing similar functions) if the Company’s transfer agent has the ability to deliver shares of Common Stock in such manner.  If in the case of any Notice of Conversion such certificate or certificates are not delivered to or as directed by the applicable Holder by the third Trading Day after the Conversion Date, the Holder shall be entitled to elect by written notice to the Company at any time on or before its receipt of such certificate or certificates thereafter, to rescind such conversion, in which event the Company shall immediately return the certificates representing the shares of Series A Preferred Stock tendered for conversion.

ii. Obligation Absolute; Partial Liquidated Damages. The Company’s obligations to issue and deliver the Conversion Shares upon conversion of Series A Preferred Stock in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of such Conversion Shares.  In the event a Holder shall elect to convert any or all of its Series A Preferred Stock, the Company may not refuse conversion based on any claim that such Holder or any one associated or affiliated with the Holder has been engaged in any violation of law, agreement or for any other reason (other than the inability of the Company to issue shares of Common Stock as a result of the limitation set forth in Section 6(c) hereof) unless an injunction from a court, on notice, restraining and or enjoining conversion of all or part of this Series A Preferred Stock shall have been sought and obtained and the Company posts a surety bond for the benefit of the Holder in the amount of 150% of the Conversion Value of Series A Preferred Stock which is subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to such Holder to the extent it obtains judgment.  In the absence of an injunction precluding the same, the Company shall issue Conversion Shares upon a properly noticed conversion. If the Company fails to deliver to the Holder such certificate or certificates pursuant to Section 6(d)(i) within three Trading Days of the Share Delivery Date applicable to such conversion, the Company shall pay to such Holder, in cash, as liquidated damages and not as a penalty, for each $5,000 of Conversion Value of Series A Preferred Stock being converted, $50 per Trading Day (increasing to $100 per Trading Day after three (3) Trading Days and increasing to $200 per Trading Day six (6) Trading Days after such damages begin to accrue) for each Trading Day after the Share Delivery Date until such certificates are delivered. Nothing herein shall limit a Holder’s right to pursue actual damages for the Company’s failure to deliver certificates representing shares of Common Stock upon conversion within the period specified herein and such Holder shall have the right to pursue all remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

iii. Compensation for Buy-In on Failure to Timely Deliver Certificates Upon Conversion. If the Company fails to deliver to the Holder such certificate or certificates pursuant to Section 6(d)(i) by a Share Delivery Date, and if after such Share Delivery Date the Holder purchases (in an open market transaction or otherwise) Common Stock to deliver in satisfaction of a sale by such Holder of the Conversion Shares which the Holder was entitled to receive upon the conversion relating to such Share Delivery Date (a “Buy-In”), then the Company shall pay in cash to the Holder the amount by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the Common Stock so purchased exceeds (y) the product of (1) the aggregate number of shares of Common Stock that such Holder was entitled to receive from the conversion at issue multiplied by (2) the price at which the sell order giving rise to such purchase obligation was executed. For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of shares of Series A Preferred Stock with respect to which the aggregate sale price giving rise to such purchase obligation is $10,000, the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In, together with applicable confirmations and other evidence reasonably requested by the Company. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon conversion of the shares of Series A Preferred Stock as required pursuant to the terms hereof.

iv. Reservation of Shares Issuable Upon Conversion. The Company covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock solely for the purpose of issuance upon conversion of the Series A Preferred Stock, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holders, not less than such number of shares of the Common Stock as shall (subject to any additional requirements of the Company as to reservation of such shares set forth in the Purchase Agreement) be issuable (taking into account the adjustments made and restrictions of Section 7) upon the conversion of all outstanding shares of Series A Preferred Stock.  The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly and validly authorized, issued and fully paid, nonassessable and, if the Conversion Shares Registration Statement is then effective under the Securities Act, registered for public sale in accordance with such Conversion Shares Registration Statement provided that the holder or its broker delivers confirmation to the Company or its transfer agent to the effect that the Conversion Shares have been sold pursuant to such registration statement.

v. Fractional Shares. Upon a conversion of the Series A Preferred Stock, the Company shall not be required to issue stock certificates representing fractional shares of Common Stock. All fractional shares shall be carried forward and any fractional shares which remain after a Holder converts all of his or her Series A Preferred Stock shall be dropped and eliminated.

vi. Transfer Taxes.  The issuance of certificates for shares of the Common Stock on conversion of the Series A Preferred Stock shall be made without charge to the Holders thereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of such shares of Series A Preferred Stock so converted and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

vii. Absolute Obligation.  Except as expressly provided herein, no provision of this Certificate shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the liquidated damages (if any) on, the shares of Series A Preferred Stock at the time, place, and rate, and in the coin or currency, herein prescribed.

Section 7.  Certain Adjustments.

(a)           Stock Dividends and Stock Splits.  If the Company, at any time subsequent to the Closing Date as long as the Series A Preferred Stock is outstanding: (i) shall pay a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company pursuant to this Series A Preferred Stock), (ii) subdivide outstanding shares of Common Stock into a larger number of shares, (iii) combine (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issue by reclassification of shares of the Common Stock any shares of capital stock of the Company, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding before such event and of which the denominator shall be the number of shares of Common Stock outstanding after such event.  Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

(b)           Price Adjustment. From and after the Closing Date except for (i)  issuances covered by Sections 7(a) and 7(c) hereof or (ii) an issuance of Common Stock upon exercise or upon conversion of warrants, options or other convertible securities for which an adjustment has already been made pursuant to this Section 7, as to all of which this Section 7(b) does not apply, if the Company closes on the sale or issuance of Common Stock at a price, or issues warrants, options, convertible debt or equity securities with a exercise price per share or conversion price which is less than the Conversion Price then in effect (such lower sales price, conversion or exercise price, as the case may be, being referred to as the “Lower Price”), the Conversion Price in effect from and after the date of such transaction shall be reduced to the Lower Price.  For purpose of determining the exercise price of warrants issued by the Company, the price, if any, paid per share for the warrants shall be added to the exercise price of the warrants.

(c)           Pro Rata Distributions. If the Company, at any time after the Closing, shall distribute to all holders of Common Stock (and not to Holders) evidences of its indebtedness or assets or rights or warrants to subscribe for or purchase any security, then in each such case the Conversion Price shall be determined by multiplying such Conversion Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the VWAP determined as of the record date mentioned above, and of which the numerator shall be such VWAP on such record date less the then fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of the Common Stock as determined by the Board of Directors in good faith.  In either case the adjustments shall be described in a statement provided to the Holders of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock.  Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

(d)           Calculations.  All calculations under this Section 7 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be.  The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company or any of its subsidiaries.  For purposes of this Section 7, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares and shares owned by subsidiaries, if any) actually issued and outstanding.

(e)           Notice to Holders.

(i) Adjustment to Conversion Price.  Whenever the Conversion Price is adjusted pursuant to any of this Section 7, the Company shall promptly mail to each Holder a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

(ii) Notices of Other Events.   If (A) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; (B) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock or any Fundamental Transaction, (C) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company; then in each case, the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of the Series A Preferred Stock, and shall cause to be mailed to the Holders at their last addresses as they shall appear upon the  stock books of the Company, at least 30 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such  rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such rights or warrants are to be determined or (y) the date on which such reclassification is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification or Fundamental Transaction; provided, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice.

(f)           Fundamental Transaction. If, at any time while this Series A Preferred Stock is outstanding, (i) the Company effects any merger or consolidation of the Company with or into another Person, (ii) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (iii) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (iv) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a “Fundamental Transaction”), then upon any subsequent conversion of this Series A Preferred Stock, the Holder shall have the right to receive, for each Conversion Share that would have been issuable upon such conversion absent such Fundamental Transaction, the same kind and amount of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of one share of Common Stock (the “Alternate Consideration”).  For purposes of any such conversion, the determination of the Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration.  If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Series A  Preferred Stock following such Fundamental Transaction.  To the extent necessary to effectuate the foregoing provisions, any successor to the Company or surviving entity in such Fundamental Transaction shall file a new Certificate with the same terms and conditions and issue to the Holder new preferred stock consistent with the foregoing provisions and evidencing the Holder’s right to convert such preferred stock into Alternate Consideration. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this paragraph (f)(iv) and insuring that this Series A Preferred Stock (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.  Notwithstanding the foregoing or any other provisions of this Certificate, in the event that the agreement relating to a Fundamental Transaction provides for the conversion or exchange of the Series A Preferred Stock into equity or debt securities, cash or other consideration and the agreement is approved by the holders of a majority of the then-outstanding shares of Series A Preferred Stock, then the holders of the Series A Preferred Stock shall have only the rights set forth in such agreement.

Section 8.Redemption.

 (a)  Optional Redemption on Change of Control. Upon the occurrence of a Change of Control (as defined below), a Holder may by written notice require the Company to redeem all of the Series A Preferred Stock held by such Holder for an amount equal to the Liquidation Preference out of funds legally available therefor   A “Change of Control” means (i) any sale of all or substantially all of the assets of the Company or (ii) any merger, consolidation, sale of stock or other business combination in which the Company is not the surviving entity or in which the stockholders of the Company, after giving effect to such transaction, own less than 51% of the Company’s voting power.

(b) No Redemption Junior Securities.  The Company shall not redeem or purchase any Junior Securities while the Series A Preferred Stock is outstanding.

Section 9. Miscellaneous.

(a) Notices.  Any and all notices or other communications or deliveries to be provided by the Holders hereunder, including, without limitation, any Notice of Conversion, shall be in writing and delivered personally, by facsimile, sent by a nationally recognized overnight courier service, addressed to the Company, at its principal address as reflected in its most recent filing with the Commission.  Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile, sent by a nationally recognized overnight courier service addressed to each Holder at the facsimile telephone number or address of such Holder appearing on the books of the Company, or if no such facsimile telephone number or address appears, at the principal place of business of the Holder.  Any notice or other communication or deliveries hereunder shall be deemed given when received, and any notice by telecopier shall be effective if confirmation of receipt is given by the party to whom the notice is transmitted.

(b) Lost or Mutilated Preferred Stock Certificate.  If a Holder’s Series A Preferred Stock certificate shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated certificate, or in lieu of or in substitution for a lost, stolen or destroyed certificate, a new certificate for the shares of Series A Preferred Stock so mutilated, lost, stolen or destroyed but only upon receipt of evidence of such loss, theft or destruction of such certificate, and of the ownership thereof, and indemnity, if requested, all reasonably satisfactory to the Company.

(c) Next Business Day.  Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

(d) Headings.  The headings contained herein are for convenience only, do not constitute a part of this Certificate and shall not be deemed to limit or affect any of the provisions hereof.

(e) Amendment.  Except as other wise provide herein this Certificate may be amended with the approval of the Board of Directors and the consent of the holders of seventy-five percent (75%) of the outstanding shares of Series A Preferred Stock.

RESOLVED, FURTHER, that the Chairman, the president or any vice-president, and the secretary or any assistant secretary, of the Company be and they hereby are authorized and directed to prepare and file a Certificate of Designation of Preferences, Rights and Limitations in accordance with the foregoing resolution and the provisions of Colorado law.

IN WITNESS WHEREOF, the undersigned has executed this Certificate this 16th day of October 2009.

Cai Yongjun Name: Cai Yongjun Title: Chief Executive Officer

ANNEX A

NOTICE OF CONVERSION

(TO BE EXECUTED BY THE REGISTERED HOLDER IN ORDER TO CONVERT SHARES OF SERIES A PREFERRED STOCK)

The undersigned hereby elects to convert the number of shares of Series A Convertible Preferred Stock indicated below, into shares of common stock, no par value per share (the “Common Stock”), of Longwei Petroleum Investment Holding Limited., a Colorado company (the “Company”), according to the conditions hereof, as of the date written below. If shares are to be issued in the name of a person other than undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the Holder for any conversion, except for such transfer taxes, if any.

Conversion calculations:
Date to Effect Conversion: ___________________________________________________
Number of shares of Common Stock owned prior to Conversion: _______________________
Number of shares of Series A Preferred Stock to be Converted: _______________________
Value of shares of Series A Preferred Stock to be Converted: _________________________
Number of shares of Common Stock to be Issued: _________________________________
Certificate Number of Series A Preferred Stock attached hereto:_______________________
Number of Shares of Series A Preferred Stock represented by attached certificate:_________

Number of shares of Series A Preferred Stock subsequent to Conversion: ________________
[HOLDER] By:___________________________________ Name: Title: